Exhibit 99.1

Investor Contact:
Mary Lai
Senior Director, Investor Relations
SYNNEX Corporation
(510) 668-8436

SYNNEX Corporation Reports Second Quarter Fiscal 2018 Results

Fremont, Calif., - June 28, 2018 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal second quarter ended May 31, 2018.

	Q2 FY18	Q2 FY17	Net change
Revenue ($M)	$4,973	$3,936	26.3%
Operating income ($M)	$123.9	$125.1	(1.0)%
Non-GAAP operating income ($M)(1)	$152.3	$141.2	7.8%
Operating margin	2.49%	3.18%	(69) bps
Non-GAAP operating margin(1)	3.06%	3.59%	(53) bps
Net income ($M)	$93.7	$73.1	28.1%
Non-GAAP net income ($M)(1)	$95.3	$83.2	14.5%
Diluted EPS	$2.34	$1.83	27.9%
Non-GAAP Diluted EPS(1)	$2.38	$2.08	14.4%
(1) Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, the amortization of intangible assets together with the related tax effects thereon, and a tax benefit related to repatriation tax. A reconciliation of GAAP to Non-GAAP financial measures is presented in the supplementary information section at the end of this press release.

“Strong results in both of our segments enabled us to deliver another record quarter for both revenue and earnings,” said Dennis Polk, President and Chief Executive Officer, SYNNEX Corporation. “These results reflect our persistent focus on executing the strategies we have set out and our ability to operate effectively and with discipline.”

Second Quarter Fiscal 2018 Highlights:

•
Technology Solutions: Revenue was $4.5 billion, up 30% from the prior fiscal year second quarter. Operating income was $96 million, or 2.1% of segment revenue, compared to $102 million, or 2.9% of segment revenue, in the prior fiscal year second quarter. Non-GAAP operating income was $111 million, or 2.5% of segment revenue, in the fiscal second quarter of 2018, compared to $102 million, or 3.0% of segment revenue, in the prior fiscal year second quarter.

•
Concentrix: Revenue was $491 million, up 2% from the prior fiscal year second quarter. Operating income was $28 million, or 5.6% of segment revenue, compared to $23 million, or 4.9% of segment revenue in the prior fiscal year second quarter. Non-GAAP operating income was $41 million, or 8.4% of segment revenue, in the fiscal second quarter of 2018, compared to $39 million, or 8.1% of segment revenue, in the prior fiscal year second quarter.

•	The trailing fiscal four quarters Return on Invested Capital ("ROIC") was 8.9% compared to 11.0% in the prior fiscal year second quarter. The adjusted trailing fiscal four quarters ROIC was 10.9%.

•
The debt to capitalization ratio was 43.9%, up from 33.9% in the prior fiscal year second quarter, primarily as a result of the Westcon-Comstor Americas acquisition in the fiscal fourth quarter of 2017.

•	Depreciation and amortization were $23 million and $26 million, respectively.

•	Cash generated from operations was approximately $68 million during the quarter.

•	Tax expense for the second quarter of fiscal 2018 includes a benefit of $17 million, or $0.42 per diluted share, related to repatriation tax.
Third Quarter Fiscal 2018 Outlook:
The following statements are based on SYNNEX’s current expectations for the fiscal 2018 third quarter. Non-GAAP financial measures exclude the amortization of intangibles and the related tax effect thereon. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $4.8 billion to $5.0 billion.

•	Net income is expected to be in the range of $77.9 million to $81.6 million and on a Non-GAAP basis, net income is expected to be in the range of $97.0 million to $100.7 million.

•	Diluted earnings per share is expected to be in the range of $1.95 to $2.04 and on a Non-GAAP basis, diluted earnings per share is expected to be in the range of $2.42 to $2.52.

•	After-tax amortization of intangibles is expected to be $19.1 million, or $0.48 per share.
Dividend Announcement
SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.35 per common share. The dividend is payable on July 27, 2018 to stockholders of record as of the close of business on July 13, 2018.

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A live audio webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (800) 369-1162 in North America or (415) 228-5007 for international callers. The passcode for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded where it will be archived for one year.
About SYNNEX Corporation
SYNNEX Corporation (NYSE: SNX) is a Fortune 200 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement to a broad range of enterprises. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Concentrix, a wholly-owned subsidiary of SYNNEX Corporation, offers a portfolio of strategic solutions and end-to-end business services focused on customer engagement, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at www.synnex.com.
Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with GAAP, SYNNEX also uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), non-GAAP net income, and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude acquisition-related and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon.
In fiscal year 2018, non-GAAP net income and non-GAAP diluted earnings per share also exclude the impact of a provisional adjustment relating to the enactment of the Tax Cuts and Jobs Act of 2017. This adjustment includes an estimated transition tax on accumulated overseas profits and the estimated remeasurement of deferred tax assets and liabilities to the new U.S. tax rate. These estimates may be impacted by new guidance issued by regulators, additional information obtained related to earnings and profits in foreign jurisdictions and the impact of our financial position as of the measurement date of November 30, 2018. SYNNEX expects the accounting for the tax effects of the Tax Cuts and Jobs Act will be completed during the one-year measurement period.
Additionally, SYNNEX refers to growth rates at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Financial results adjusted for currency are calculated by translating current period activity in the transaction currency using the comparable prior year periods’ currency conversion rate. Generally, when the dollar either strengthens or weakens against other currencies, growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.
Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings (excluding book overdraft) and equity, net of cash and cash equivalents in the United States. Adjusted ROIC is calculated by excluding the tax effected impact of acquisition-related and integration expenses, restructuring costs and the amortization of intangibles from operating income and equity.

SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’

operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of SYNNEX’ non-GAAP financial information to GAAP is set forth in the supplemental information section at the end of this press release.

Safe Harbor Statement
Statements in this news release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding SYNNEX’ expectations and outlook for the fiscal 2018 third quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, tax rate, after-tax amortization of intangibles, currency impact, the frequency and occurrence of dividend declarations, the anticipated benefits of the non-GAAP financial measures, and estimates related to the Tax Cuts and Jobs Act of 2017, as well as expectations relating to the accounting thereof, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2017 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2018 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	May 31, 2018	November 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$354,176	$550,688
Restricted cash	6,172	5,837
Short-term investments	3,940	5,475
Accounts receivable, net	2,712,550	2,846,371
Receivable from related parties	161	77
Inventories	2,129,779	2,162,626
Other current assets	220,573	168,704
Total current assets	5,427,351	5,739,778
Property and equipment, net	344,290	346,589
Goodwill	861,455	872,641
Intangible assets, net	525,867	583,051
Deferred tax assets	31,802	31,687
Other assets	125,043	124,780
Total assets	$7,315,808	$7,698,526

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$705,120	$805,471
Accounts payable	2,257,594	2,626,720
Payable to related parties	30,360	16,888
Accrued compensation and benefits	183,689	204,665
Other accrued liabilities	402,798	354,104
Income taxes payable	60,262	33,359
Total current liabilities	3,639,823	4,041,207
Long-term borrowings	1,106,622	1,136,089
Other long-term liabilities	170,283	124,008
Deferred tax liabilities	87,605	113,527
Total liabilities	5,004,333	5,414,831
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized, 41,172 and 41,092 shares issued as of May 31, 2018 and November 30, 2017, respectively	41	41
Additional paid-in capital	481,561	467,948
Treasury stock, 1,883 and 1,419 shares as of May 31, 2018 and November 30, 2017, respectively	(124,801)	(77,133)
Accumulated other comprehensive income (loss)	(90,265)	(61,919)
Retained earnings	2,044,939	1,954,758
Total stockholders' equity	2,311,475	2,283,695
Total liabilities and equity	$7,315,808	$7,698,526

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2018	May 31, 2017	May 31, 2018	May 31, 2017
Revenue:
Products	$4,486,395	$3,458,243	$8,535,158	$6,504,864
Services	486,188	478,025	989,795	952,273
Total revenue	4,972,583	3,936,268	9,524,953	7,457,137
Cost of revenue:
Products	(4,239,137)	(3,265,630)	(8,063,233)	(6,146,183)
Services	(304,352)	(298,393)	(618,675)	(596,926)
Gross profit	429,094	372,245	843,045	714,028
Selling, general and administrative expenses	(305,156)	(247,115)	(607,175)	(487,139)
Operating income	123,938	125,130	235,870	226,889
Interest expense and finance charges, net	(16,375)	(8,962)	(33,826)	(17,144)
Other expense, net	(1,446)	(206)	(2,624)	(529)
Income before income taxes	106,117	115,962	199,420	209,216
Provision for income taxes	(12,424)	(42,814)	(81,293)	(74,279)
Net income	$93,693	$73,148	$118,127	$134,937
Earnings per common share:
Basic	$2.35	$1.83	$2.96	$3.38
Diluted	$2.34	$1.83	$2.94	$3.37
Weighted-average common shares outstanding:
Basic	39,505	39,533	39,599	39,513
Diluted	39,742	39,711	39,859	39,708
Cash dividends declared per share	$0.35	$0.25	$0.70	$0.50

SYNNEX Corporation
Segment Information
(currency in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2018	May 31, 2017	May 31, 2018	May 31, 2017
Revenue:
Technology Solutions	$4,486,408	$3,458,320	$8,535,227	$6,505,016
Concentrix	491,246	481,679	998,983	959,843
Inter-segment elimination	(5,071)	(3,731)	(9,257)	(7,722)
Consolidated	$4,972,583	$3,936,268	$9,524,953	$7,457,137

Operating income:
Technology Solutions	$96,254	$101,705	$178,523	$182,126
Concentrix	27,684	23,425	57,347	44,741
Inter-segment elimination	—	—	—	22
Consolidated	$123,938	$125,130	$235,870	$226,889

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)

	Three Months Ended		Six Months Ended
	May 31, 2018	May 31, 2017	May 31, 2018	May 31, 2017
Revenue in Constant Currency
Consolidated
Revenue	$4,972,583	$3,936,268	$9,524,953	$7,457,137
Foreign currency translation	(35,798)		(73,895)
Revenue in constant currency	$4,936,785	$3,936,268	$9,451,058	$7,457,137

Technology Solutions
Segment revenue	$4,486,408	$3,458,320	$8,535,227	$6,505,016
Foreign currency translation	(26,828)		(51,258)
Revenue in constant currency	$4,459,580	$3,458,320	$8,483,969	$6,505,016

Concentrix
Segment revenue	$491,246	$481,679	$998,983	$959,843
Foreign currency translation	(8,970)		(22,637)
Revenue in constant currency	$482,276	$481,679	$976,346	$959,843

	Three Months Ended		Six Months Ended
	May 31, 2018	May 31, 2017	May 31, 2018	May 31, 2017
Selling, general and administrative expenses
Consolidated
GAAP selling, general and administrative expenses	$305,156	$247,115	$607,175	$487,139
Acquisition-related and integration expenses	2,046	—	3,851	611
Amortization of intangibles	25,814	15,649	52,105	31,716
Adjusted selling, general and administrative expenses	$277,296	$231,466	$551,219	$454,812

Technology Solutions
GAAP selling, general and administrative expenses	$151,013	$90,983	$293,467	$176,705
Acquisition-related and integration expenses	2,046	—	3,851	—
Amortization of intangibles	12,462	651	25,278	1,305
Adjusted selling, general and administrative expenses	$136,505	$90,332	$264,338	$175,400

Concentrix
GAAP selling, general and administrative expenses	$155,894	$158,034	$317,136	$314,404
Acquisition-related and integration expenses	—	—	—	611
Amortization of intangibles	13,352	14,998	26,827	30,411
Adjusted selling, general and administrative expenses	$142,542	$143,036	$290,309	$283,382

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)
(continued)

	Three Months Ended		Six Months Ended
	May 31, 2018	May 31, 2017	May 31, 2018	May 31, 2017
Operating income and Operating margin
Consolidated
Revenue	$4,972,583	$3,936,268	$9,524,953	$7,457,137

GAAP operating income	$123,938	$125,130	$235,870	$226,889
Acquisition-related and integration expenses	2,046	—	3,851	611
Amortization of intangibles	26,276	16,069	52,986	32,556
Non-GAAP operating income	$152,260	$141,199	$292,707	$260,056
Depreciation	22,596	19,413	44,520	38,873
Adjusted EBITDA	$174,856	$160,612	$337,227	$298,929

GAAP operating margin	2.49%	3.18%	2.48%	3.04%
Non-GAAP operating margin	3.06%	3.59%	3.07%	3.49%

Technology Solutions
Segment revenue	$4,486,408	$3,458,320	$8,535,227	$6,505,016

GAAP operating income	$96,254	$101,705	$178,523	$182,126
Acquisition-related and integration expenses	2,046	—	3,851	—
Amortization of intangibles	12,462	651	25,278	1,305
Non-GAAP operating income	$110,762	$102,356	$207,652	$183,431
Depreciation	5,010	3,402	9,844	6,878
Adjusted EBITDA	$115,772	$105,758	$217,496	$190,309

GAAP operating margin	2.15%	2.94%	2.09%	2.80%
Non-GAAP operating margin	2.47%	2.96%	2.43%	2.82%

Concentrix
Segment revenue	$491,246	$481,679	$998,983	$959,843

GAAP operating income	$27,684	$23,425	$57,347	$44,741
Acquisition-related and integration expenses	—	—	—	611
Amortization of intangibles	13,814	15,418	27,708	31,251
Non-GAAP operating income	$41,498	$38,843	$85,055	$76,603
Depreciation	17,586	16,011	34,676	32,018
Adjusted EBITDA	$59,084	$54,854	$119,731	$108,621

GAAP operating margin	5.64%	4.86%	5.74%	4.66%
Non-GAAP operating margin	8.45%	8.06%	8.51%	7.98%

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)
(continued)

	Three Months Ended		Six Months Ended
	May 31, 2018	May 31, 2017	May 31, 2018	May 31, 2017
Net income
Net income	$93,693	$73,148	$118,127	$134,937
Acquisition-related and integration expenses (benefit)	(588)	—	1,217	611
Amortization of intangibles	26,276	16,069	52,986	32,556
Income taxes related to the above(1)	(7,079)	(6,006)	(15,383)	(11,775)
U.S. tax reform adjustment	(17,000)	—	24,701	—
Non-GAAP net income	$95,302	$83,211	$181,648	$156,329

Diluted earnings per common share ("EPS")(2)
Net income	$93,693	$73,148	$118,127	$134,937
Less: net income allocated to participating securities	(859)	(672)	(1,078)	(1,250)
Net income attributable to common stockholders(3)	92,834	72,476	117,048	133,687
Acquisition-related and integration expenses (benefit) attributable to common stockholders	(583)	—	1,257	605
Amortization of intangibles attributable to common stockholders	26,036	15,921	52,503	32,254
Income taxes related to the above attributable to common stockholders(1)	(7,014)	(5,949)	(15,258)	(11,664)
U.S. tax reform adjustment attributable to common stockholders	(16,844)	—	24,476	—
Difference in the allocation of GAAP and Non-GAAP net income to participating securities	(1)	—	(35)	—
Non-GAAP net income attributable to common stockholders(3)	$94,428	$82,448	$179,991	$154,882

Weighted-average number of common shares - diluted:	39,742	39,711	39,859	39,708

Diluted EPS(2)	$2.34	$1.83	$2.94	$3.37
Acquisition-related and integration expenses (benefit)	(0.01)	—	0.03	0.02
Amortization of intangibles	0.66	0.40	1.32	0.81
Income taxes related to the above(1)	(0.18)	(0.15)	(0.38)	(0.29)
U.S. tax reform adjustment	(0.42)	—	0.61	—
Non-GAAP Diluted EPS(3)	$2.38	$2.08	$4.52	$3.90

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(amounts in millions, except for per share amounts)
(continued)

	Forecast
	Three Months Ending August 31, 2018
	Low	High
Net income
Net income	$77.9	$81.6
Amortization of intangibles	26.2	26.2
Income taxes related to the above(1)	(7.1)	(7.1)
Non-GAAP net income	$97.0	$100.7

Diluted EPS(2)	$1.95	$2.04
Amortization of intangibles	0.65	0.65
Income taxes related to the above(1)	(0.18)	(0.18)
Non-GAAP Diluted EPS(3)	$2.42	$2.52
(1) The tax effect of the non-GAAP adjustments was calculated using the effective year-to-date tax rate during the respective periods. The effective tax rate for fiscal year 2018 excludes the impact of the transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate related to the enactment of the Tax Cuts and Jobs Act of 2017.
(2) Diluted EPS for all periods presented is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities.  For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 0.9% of Net income for the three and six months ended May 31, 2018 and 2017. Net income allocable to participating securities is estimated to be approximately 0.9% of the forecast Net income for the three months ending August 31, 2018.
(3) Amounts may not add due to rounding.

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)

ROIC

	May 31, 2018	May 31, 2017
ROIC
Operating income (trailing fiscal four quarters)	$517,946	$455,553
Income taxes on operating income(1)	(194,700)	(154,573)
Operating income after taxes	323,246	300,980

Total borrowings, excluding book overdraft (last five quarters average)	$1,537,631	$913,007
Total equity (last five quarters average)	2,248,738	1,986,402
Less: U.S. cash and cash equivalents (last five quarters average)	(132,465)	(161,559)
Total invested capital	3,653,904	2,737,850

ROIC	8.9%	11.0%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$625,578	$529,790
Income taxes on Non-GAAP operating income(1)	(199,401)	(179,555)
Non-GAAP operating income after taxes	426,177	350,235

Total invested capital	$3,653,904	$2,737,850
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	253,203	182,015
Total Non-GAAP invested capital	3,907,107	2,919,865

Adjusted ROIC	10.9%	12.0%
(1) Income taxes on GAAP and non-GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. The effective tax rate for non-GAAP operating income in fiscal year 2018 excludes the impact of the transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate related to the enactment of the Tax Cuts and Jobs Act of 2017.

Debt to Capitalization

		May 31, 2018	May 31, 2017
Total borrowings, excluding book overdraft	(a)	$1,810,926	$1,087,703
Total equity	(b)	2,311,475	2,116,210
Debt to capitalization	(a)/((a)+(b))	43.9%	33.9%

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)
(continued)

Cash Conversion Cycle

		Three Months Ended
		May 31, 2018	May 31, 2017
Days sales outstanding
Revenue (products and services)	(a)	$4,972,583	$3,936,268
Accounts receivable, including receivable from related parties	(b)	2,712,711	1,787,437
Days sales outstanding	(c) = (b)/((a)/the number of days during the period)	50	42

Days inventory outstanding
Cost of revenue (products and services)	(d)	$4,543,489	$3,564,023
Inventories	(e)	2,129,779	2,112,590
Days inventory outstanding	(f) = (e)/((d)/the number of days during the period)	43	55

Days payable outstanding
Cost of revenue (products and services)	(g)	$4,543,489	$3,564,023
Accounts payable, including payable to related parties	(h)	2,287,954	1,706,408
Days payable outstanding	(i) = (h)/((g)/the number of days during the period)	46	44

Cash conversion cycle	(j) = (c)+(f)-(i)	47	53